Exhibit 99.1

SUBSCRIPTION AGREEMENT

Digital Direct Corp.
Zuhldorfer Strasse 1D
Bergfelde 16562 Hohen Neuendorf
Oberhavel, BB, Germany

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Digital Direct Corp. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Mr. Vadim Degen solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Degen.

     MAKE CHECK PAYABLE TO: DIGITAL DIRECT CORP.

     Executed this _____ day of ___________________, 2008.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_______________________________		X $0.10 ____________	= US$___________
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:_______	Check #: ___________	Other: _______________

DIGITAL DIRECT CORP.

By: ____________________________________

Title: ___________________________________